                           PRELIMINARY PROXY MATERIAL

P                             VMARK SOFTWARE, INC.
R                    PROXY SOLICITED BY BOARD OF DIRECTORS
O             SPECIAL MEETING OF STOCKHOLDERS - FEBRUARY 5, 1998
X
Y


         The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Joint Proxy Statement/Prospectus, revoke(s) any prior proxies, and appoint(s) Peter Gyenes and James K. Walsh, or either of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified below, all shares of stock which the undersigned may be entitled to vote at the Special Meeting of the Stockholders of VMARK Software, Inc. to be held on February 5, 1998, and at any adjourned sessions thereof.


         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE ADOPTION OF MERGER AGREEMENT WITH UNIDATA, INC. AND "FOR" ALL OTHER PROPOSALS. AN INSTRUCTION TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT SHALL BE DEEMED TO CONSTITUTE AUTHORITY TO VOTE IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT UPON A PROPOSAL TO ADJOURN THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE


Detach Card Before Mailing                          Detach Card Before Mailing
------------------------------------------------------------------------------


               Dear Stockholder:

               Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy card in the enclosed postage paid envelope.




               Sincerely,

               VMARK Software, Inc.

Proposal(1):   Adopt the Merger Agreement between VMARK Software, Inc. and
               Unidata, Inc.

                       FOR           AGAINST          ABSTAIN
                      [  ]             [  ]             [  ]

If Proposal 1 is not adopted because insufficient affirmative votes are received from the VMARK stockholders, the shares represented by this proxy will be voted "AGAINST" each of Proposals 2 and 3 notwithstanding any other instructions.


Proposal(2):   Approve amendment to Employee Stock Option Plan to increase the total number of shares authorized for issuance to 4,500,000.

                       FOR           AGAINST          ABSTAIN
                      [  ]             [  ]             [  ]


Proposal(3):   Approve amendment to Employee Stock Purchase Plan to increase the total number of shares authorized for issuance to 700,000.


                       FOR           AGAINST          ABSTAIN
                      [  ]             [  ]             [  ]


Please sign exactly as your name(s)        _________________ Date_______, 1998
appear(s) hereon. Joint owners should      Signature
each sign. If acting as attorney,
executor, trustee or in other              _________________ Date_______, 1998
representative capacity, sign name         Signature
and title.

Mark box at right if address change has
been noted.

New Address:____________________________